Exhibit 2.5

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “IMMERSED INC.”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 2021, AT 9:35 O`CLOCK A.M.

6271491 8100	Authentication: 204763599
SR# 20213862002	Date: 11-22-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:34 AM 11/22/2021
FILED 09:35 AM 11/22/2021
SR 20213862002 - File Number 6271491

IMMERSED INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION

OF

SERIES 1 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

Immersed Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1.    The name of the Corporation is Immersed Inc.

2.    The Corporation's Certificate of Designation of Series 1 Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on May 13, 2021.

3.    That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the "Board") by the Corporation's Amended and Restated Certificate of Incorporation, the Board adopted the following resolution amending Section 1 of the Certificate of Designation of Series 1 Convertible Preferred Stock of the Corporation:

RESOLVED: That the consummation of the transactions contemplated by these resolutions are advisable to the Corporation, and that the Board hereby authorizes and approves the following amendment to Section 1 of the Certificate of Designation of Series 1 Convertible Preferred Stock of the Corporation:

"1. Designation. 8,950,000 shares of Preferred Stock shall be designated as "Series 1 Convertible Preferred Stock" (the "Series 1 Preferred Stock”). The rights, preferences, powers, restrictions and limitations of the Series 1 Preferred Stock shall be as set forth herein."

4.    This Certificate of Amendment of the Certificate of Designation of Series 1 Convertible Preferred Stock has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this 19th day of     November     2021.

IMMERSED INC.

By:	/s/ Renji Bijoy
Name: Renji Bijoy
Title: Chief Executive Officer